UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2013

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 30, 2013, PartnerRe Ltd. (the “Company”) announced that during the January 1, 2013 treaty renewal season it expects to write and bind approximately $2.0 billion of Non-Life treaty premium in 2013. On a constant foreign exchange basis, this represents an increase of 12% from the renewable premium base (excluding in process / extensions). The Company renews approximately 60% percent of its total annual Non-Life treaty business on January 1 of each year.

The renewal data does not include U.S. agriculture premium which renews later in the first quarter of 2013. The Company expects to write approximately $400 million of U.S. agriculture premium, including multi-peril crop insurance and crop hail, although the ultimate amount may vary significantly from this initial estimate. The 2012 U.S. agriculture premium was approximately $220 million.

The renewal numbers relate to reinsurance treaty business only. In addition to treaty reinsurance, the Company writes facultative business. Renewal dates for facultative business are more evenly distributed during the year than renewal dates for treaty business. During 2013, the Company expects to write approximately $390 million of facultative premium, although the ultimate amount may vary significantly from this initial estimate.

The table below outlines PartnerRe’s January 1, 2013 Non-Life treaty renewals.

PartnerRe January 1, 2013 Non-Life Treaty Renewal (amounts are in U.S. $ millions and are on a constant foreign exchange basis)
	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	PartnerRe
Renewable Premium Base	$334	$550	$718	$254	$1,856
In Process / Extensions	2	1	40	2	45
Renewable Premium Base (excluding In Process / Extensions)	332	549	678	252	1,811

Non-Renewed	(21)	(50)	(22)	(24)	(117)
Renewed	311	499	656	228	1,694
Renewal Changes/New Business	58	145	114	17	334
Total Estimated Premium	369	644	770	245	2,028
In Process / Potential New	2	2	43	1	48
Total Potential	$371	$646	$813	$246	$2,076
Growth % of Total Estimated Premium over Renewable Premium Base (excluding In Process / Extensions)	11%	17%	13%	(3%)	12%

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include projections regarding our treaty renewal season, including U.S. agriculture premium and facultative premium which renew in 2013. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described under the caption entitled Risk Factors in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. You should specifically consider the numerous risks outlined under Risk Factors.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K to conform our prior statements to actual results or revised expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	February 5, 2013	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Chief Legal Counsel